Cartoon Acquisition, Inc., Form 8-K Current Report dated September 8, 2006

Exhibit 99.2

(Reproduction of) Letter to John J. Marchaesi, C. P. A. Required by Item 304(a)(3) of Regulation S-B

[Identifying Graphic of Cartoon Acquisition, Inc.]

CARTOON ACQUISITION, INC.

Post Office Box 202 Wyoming, New York 14591-0202 Telephone and Telecopier (585) 495-9923

September 12, 2006

John J. Marchaesi, C. P. A. Suite A-4 945 East Henrietta Road Rochester, New York 14623-1419

Subject:	Resignation of John J. Marchaesi, C. P. A. as Cartoon's
Principal Non-Certifying Accountant

Dear John,

     I was sorry to learn of your resignation on July 12, 2006. However, I am capable of understanding the rigors associated with a public company's accounting requirements in comparison with those of other "local" clients, at least, in terms of the time that is required to be expended to satisfy a public company client.

     Due to the fact Cartoon's Board of Directors previously reported to the U. S. Securities and Exchange Commission (the "Commission") that you were retained to serve as its non-certifying accountant upon whom its certifying accountant could rely (in terms of the preparation of Cartoon's monthly, quarterly, and annual statements of financial condition), it is necessary for Cartoon to report your resignation.

     Consequently, in that regard, Cartoon must provide the Commission with certain specific information relative to your preparation of certain of Cartoon's financial statements immediately prior to your resignation and specific information on the circumstances surrounding your resignation. Moreover, Item 304(a)(3) of Regulation S-B requires Cartoon (a) to furnish you with a copy of its report to the Commission on the date such report is filed

Mr. John J. Marchaesi, September 12, 2006, Page 1 of 3

Cartoon Acquisition, Inc., Form 8-K Current Report dated September 8, 2006

Exhibit 99.2

(Reproduction of) Letter to John J. Marchaesi, C. P. A. Required by Item 304(a)(3) of Regulation S-B

therewith and (b) must instruct you to and provide you with the opportunity to respond to Cartoon's comments by directly corresponding with the Commission.

     The most recent available citation of the text of Item 304(a)(3) of Regulation S-B (that I obtained from the Commission's publication) is as follows:

Item 304(a)(3) (17 CFR 228.304) "The small business issuer shall provide the former accountant with a copy of the disclosures it is making in response to this Item no later than the day that the disclosures are filed with the Commission. The small business issuer shall request the former accountant to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the issuer and, if not, stating the respects in which it does not agree. The small business issuer shall file the letter as an exhibit to the report or registration statement containing this disclosure. If the letter is unavailable at the time of filing, the small business issuer shall request the former accountant to provide the letter so that it can be filed with the Commission within ten business days after the filing of the report or registration statement. Notwithstanding the ten business day period, the letter shall be filed within two business days of receipt. The former accountant may provide an interim letter highlighting specific areas of concern and indicating that a more detailed letter will be forthcoming within the ten business day period noted above. The interim letter, if any, shall be filed with the report or registration statement or by amendment within two business days of receipt."

     In conclusion, may I suggest that you comply with the Commission's suggestions hereinunder by reviewing the information we have reported to the Commission on Form 8-K (dated September 8, 2006) and that you reply directly to the Commission as required by the aforementioned citation of the Commission's rules.

     For your convenience, I am providing you with the Commission's current address, as follows:

U. S. Securities and Exchange Commission 100 F Street, Northeast Washington, D. C. 20549-2000

      It may be prudent for you to provide Cartoon's Commission file number on your letter, which is 000-50411. This will aid the Commission in cross-referencing your reply to them in a timely manner.

     Once again, I was sorry to learn of your resignation and may I extend my personal regards for your firm's future success. Of course, should you have any questions regarding this or any other Cartoon accounting matter, please do not hesitate to contact me at 585-495-9923.

Mr. John J. Marchaesi, September 12, 2006, Page 2 of 3

Cartoon Acquisition, Inc., Form 8-K Current Report dated September 8, 2006

Exhibit 99.2

(Reproduction of) Letter to John J. Marchaesi, C. P. A. Required by Item 304(a)(3) of Regulation S-B

Very truly yours, CARTOON ACQUISITION, INC.

/s/ Randolph S. Hudson

Randolph S. Hudson
President

cc:	U. S. Securities and Exchange Commission (via Form 8-K Report dated September 8, 2006)
Michael T. Studer, CPA, P. C.

Mr. John J. Marchaesi, September 12, 2006, Page 3 of 3